Exhibit 21



STANDARD COMMERCIAL CORPORATION
SUBSIDIARIES AND AFFILIATES OF THE COMPANY at March 31, 1994


                                                              State or Country
Name of Company                                                of Organization

Standard Commercial Corporation                                North Carolina
W A Adams Company                                              North Carolina
General Processors Inc.                                        North Carolina
Middle Belt Suppliers Inc.                                     North Carolina
P.M.A. Tobaccos Inc.                                           North Carolina
The Tobacco Trading Corporation                                Virginia
Adams International Ltd.                                       Thailand
W A Adams Co. FSC Inc.                                         Guam
Exportadora de Tobaco de Honduras S.A. de C.V.                 Honduras
Caro-Green Nursery Inc.                                        North Carolina
CRES Tobacco Company Inc.                                      North Carolina
Jas. I. Miller Tobacco Company Inc.                            North Carolina
Stancom Building Supplies Inc.                                 North Carolina
Carolina Home Center Inc.                                      North Carolina
Standard Commercial Tobacco Co. Inc.                           North Carolina
Carolina Trading Corporation                                   North Carolina
Commercial Associates Inc.                                     North Carolina
Jas. I. Miller Tobacco Co. Ltd.                                Jamaica
Trans-World Trading Inc.                                       North Carolina
Leaftob Export Inc.                                            North Carolina
Quality Export Inc.                                            North Carolina
Standard Commercial Services Inc.                              North Carolina
Standard Wool Inc.                                             Delaware
Standard Wool France S.A.                                      France
Peignage de la Tossee S.A.                                     France
Eusebe Carpentier S.A.                                         France
Advhus Gestion Societe Civile                                  France
Dotra B.V.                                                     Netherlands
Tentler & Co. B.V.                                             Netherlands
Haarwasserij en Lijmuleeshandel A.F. Verharen B.V.             Netherlands
F Whitley (NZ) Limited                                         New Zealand
De Spa & Co Ltd.                                               New Zealand
Industex Ltd.                                                  New Zealand
S H Allen & Co Ltd.                                            Australia
Spierer Freres & Cie S.A.                                      Switzerland
Exelka S.A.                                                    Greece
Intertab S.A.                                                  Greece
Societe International de Tabacs S.A.                           Liechtenstein
Spierer Tutun Ihracat Sanayi Ticaret A.S.                      Turkey
Hermes Tutun Ihracat A.S.                                      Turkey
Standard Commercial Tobacco Company of Canada Ltd.             Canada
British Leaf Tobacco Company of Canada Ltd.                    Canada
Transconti Srl                                                 Italy
Werkhof GmbH                                                   Germany
Leafco Trading GmbH                                            Germany
Bela Duty Free Import-Export GmbH                              Germany


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                                                         Exhibit 21 - continued

STANDARD COMMERCIAL CORPORATION
SUBSIDIARIES AND AFFILIATES OF THE COMPANY at March 31, 1994


                                                               State or Country
Name of Company                                                of Organization

Standard Commercial Corporation - continued
Trans-Continental Leaf Tobacco Corporation                      Liechtenstein
AOZT Transcontinental Leaf Tobacco Corporation                  Russia
Burnacon Holdings Inc.                                          Panama
Cordillerana Tabacalera Paraguaya S.A.                          Paraguay
Eryka Mediterranee S.A.R.L.                                     Greece
Esaltab (Zimbabwe) (Pvt.) Ltd                                   Zimbabwe
Espinosa Tobacos S.A.                                           Colombia
Exportadora de Tabacos Thomen C. por A.                         Dominican Rep
Empacadora de Tabacos Dominicanos S.A.                          Dominican Rep.
Exportadora de Tabacos Trans-Continental Ltda.                  Brazil
Commercial Overbeck Ltda                                        Brazil
Fumex Exportadora de Tabacos Ltda.                              Brazil
Fumex Tabacalera S.A.                                           Brazil
Inter-Rural Development Corporation Ltd.                        Liechtenstein
Trans-Continental Farming Ltd.                                  Canada
Kortec Ltd.                                                     South Korea
Overseas Properties S.A.                                        Luxembourg
Siam Tobacco Export Corporation Ltd.                            Thailand
Stancan Corporation                                             Panama
Stancom Tobacco (Private) Ltd                                   Zimbabwe
Combined Tobacco Buyers (Private) Ltd                           Zimbabwe
Tobacco Development Company of Africa (Private) Ltd             Zimbabwe
Tobacco Processors (Zimbabwe) (Private) Ltd                     Zimbabwe
Standard Wool S.A.                                              Panama
Lohmann & Company GmbH                                          Germany
Lanimex Trading GmbH                                            Germany
Lohman & Company Wollhandels GmbH                               Germany
Prolaine Wollhandels GmbH                                       Germany
Standard Wool South Africa (Pty) Ltd                            South Africa
Mosenthals Wool & Mohair South Africa (Pty) Ltd                 South Africa
Standard Wool Australia (Pty.) Ltd.                             Australia
Hulme Wool Scouring Co. (1938) Pty. Ltd.                        Australia
Standard Wool Farming Pty. Ltd.                                 Australia
Mascot Wools Pty. Ltd.                                          Australia
Stawool Brokers Pty. Ltd.                                       Australia
Associated Wool Dumpers Pty. Ltd.                               Australia
Independent Wool Dumpers Pty. Ltd.                              Australia
Standard Wool Holdings S.A.                                     Argentina
Roca SACIF                                                      Argentina
Standard Wool Argentina                                         Argentina
Pole Fueguina S.A.                                              Argentina
Transcatab SpA                                                  Italy
Trans-Continental Participacoes e Empreendimentos Ltda.         Brazil
Transhellenic Tobacco S.A.                                      Greece
World Wide Tobacco Espana S.A.                                  Spain


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                                                        Exhibit 21 - continued

STANDARD COMMERCIAL CORPORATION
SUBSIDIARIES AND AFFILIATES OF THE COMPANY at March 31, 1994

                                                             State or Country
Name of Company                                               of Organization
Standard Commercial Corporation - continued

Standard Commercial Tobacco Company (UK) Ltd.                United Kingdom
Andrew Chalmers (India) Ltd.                                 United Kingdom
N.G. Fleming Ltd.                                            United Kingdom
George S. Ladas & Son. Ltd.                                  Cyprus
Saloman Bros. Tobacco Company Ltd.                           United Kingdom
Leoni & Dent Ltd.                                            United Kingdom
P.L. Leverson Ltd.                                           United Kingdom
Siemssen Threshie (Jamaica) Ltd.                             Jamaica
Siemssen Threshie (Malawi) Ltd.                              Malawi
Stancom Tobacco Company (Malawi) Ltd.                        Malawi
Tobacco Processors (Malawi) Ltd.                             Malawi
Limbe Properties Ltd.                                        Malawi
Standard Commercial Tobacco Co. (Overseas) Ltd.              United Kingdom
Tobacco Processors Lilongwe Ltd.                             Malawi
Stancom Zambia (Pvt) Ltd                                     Zambia
Standard Wool (UK) Ltd.                                      United Kingdom
Jacomb Hoare (Bradford) Ltd.                                 United Kingdom
Thomas Chadwick & Sons Ltd.                                  United Kingdom
Standard Wool Chile S.A                                      Chile
Standard Commercial Tobacco Services (UK) Ltd.               United Kingdom


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